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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE COMPANY


                                                       Jurisdiction
Name of Direct Subsidiaries                           of Organization
---------------------------                           ---------------

Ontrack Data Recovery, Inc.                              Minnesota







Name of Indirect Subsidiaries
-----------------------------

(Subsidiaries of Ontrack Data Recovery, Inc.)

Ontrack Data Recovery GmbH                             Republic of Germany

Ontrack Data Recovery Europe, Ltd.                       United Kingdom